Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1 (Amendment No. 8) of our report dated April 10, 2018 relating to the financial statements of Crosscode, Inc. as of December 31, 2017 and 2016. We also consent to the reference to our firm under the heading "Experts" appearing therein.

/s/ GBH CPAs, PC

GBH CPAs, PC www.gbhcpas.com Houston,Texas

October 8, 2018